EXHIBIT 99.1

Aligos Therapeutics Reports Recent Business Progress and Fourth Quarter and Full Year 2024 Financial Results

SOUTH SAN FRANCISCO, Calif., March 10, 2025 (GLOBE NEWSWIRE) -- Aligos Therapeutics, Inc. (Nasdaq: ALGS, “Aligos”), a clinical stage biotechnology company focused on improving patient outcomes through best-in-class therapies for liver and viral diseases, today reported recent business progress and financial results for the fourth quarter and full year 2024.

“2024 was a pivotal year for the company, paving the way for the future of Aligos,” stated Lawrence Blatt, Ph.D., MBA, Chairman, President, and Chief Executive Officer of Aligos Therapeutics. “That future looks bright as we move ALG-000184 closer towards a Phase 2 clinical study, which is expected to begin in mid-2025. We continue to believe our CAM-E has the potential to be a first- and best-in-class candidate, by acting as a disease modifying agent for patients in need of better outcomes. Our recent fundraising is backed by investors supportive of our vision for ALG-000184, which has the potential to replace standard of care and become the backbone of treatment for next-generation therapies for chronic hepatitis B virus infection.”

Recent Business Progress

Corporate Updates

  Lesley Ann Calhoun was promoted to Executive Vice President, Chief Operating Officer and Chief Financial Officer
  The Company completed a $105 million private placement financing on February 13, 2025, which included participation from both new and existing institutional investors

Pipeline Updates

ALG-000184: Potential first-/best-in-class small molecule CAM-E for chronic hepatitis B virus infection

  Dosing continues in the ongoing Phase 1 study, with subjects expected to dose for up to 96 weeks. 96-week data readouts are planned to be presented this year at upcoming scientific conferences
  Interim data from up to 92 weeks following an oral daily dose of 300 mg ALG-000184 in both HBeAg+ and HBeAg- subjects with chronic hepatitis B virus infection were presented at the American Association for the Study of Liver Disease’s (AASLD) The Liver Meeting (TLM) 2024
    Data from ≤84 weeks following an oral daily dose of 300 mg ALG-000184 monotherapy demonstrated sustained HBV DNA suppression (<LLOQ <10 IU/mL) in 7/7 (100%) HBeAg-positive subjects
    All HBeAg- subjects achieved sustained HBV DNA suppression by Week 24 and 11/11 (100%) subjects achieved sustained HBV DNA <LLOQ at Week 48 with 10/11 (91%) subjects further achieving HBV DNA below the lower limit of detection (LLOD <4.29 IU/mL)
    Multi-log10 reductions in HBsAg, HBeAg, and HBcrAg were observed in HBeAg+ subjects, and HBcrAg decline was observed in HBeAg- subjects. In both patient populations, ALG-000184 continues to be well tolerated with no viral breakthrough observed and no known CAM resistant mutations identified with monotherapy treatment
  The Phase 2 study is expected to begin in mid-2025

ALG-055009: Potential best-in-class small molecule THR-β agonist for MASH

  The Phase 2a HERALD data were presented at the American Association for the Study of Liver Disease’s (AASLD) The Liver Meeting (TLM) 2024, demonstrating that ALG-055009 dose groups met the primary endpoint with statistically significant reductions in liver fat at Week 12 as measured by MRI-PDFF
    Doses of 0.5 mg to 0.9 mg ALG-055009 demonstrated statistically significant reductions in liver fat at Week 12, with placebo-adjusted median relative reductions up to 46.2% as measured by MRI-PDFF. Up to 70% of subjects achieved ≥30% relative reduction in liver fat compared to baseline, a positive prognostic indicator of histological improvements in MASH resolution and fibrosis reduction
    Eighteen subjects who were on stable GLP-1 agonist therapy qualified for enrollment in the study, with liver fat content meeting the inclusion criteria of ≥10% at baseline as measured by MRI-PDFF. Notably, 11/14 subjects on stable GLP-1 agonists treated with ALG-055009 had liver fat decreases, whereas 4/4 subjects on stable GLP-1 agonists treated with placebo had increases in liver fat over the 12-week dosing period
    Significant reductions in atherogenic lipids, including LDL-C, lipoprotein (a) and apolipoprotein B and dose-dependent increases in SHBG were observed. In particular, ALG-055009 demonstrated a dose-dependent reduction from baseline of up to 26.8% at Week 12 for lipoprotein (a), which is an established risk factor for cardiovascular disease that has been resistant to treatment with statin therapy
    Treatment with ALG-055009 was well-tolerated, with rates of gastrointestinal-related AEs similar to placebo
  The company is continuing to evaluate a variety of options to fund continued development, including potential out-licensing

ALG-097558: Potential best-in-class small molecule pan-coronavirus protease inhibitor

  Three additional clinical trials evaluating ALG-097558 commenced in 2024
    AGILE University of Liverpool, a UK government supported platform trial (MRC and Wellcome Trust funding), is sponsoring and performing a study in high-risk COVID-19 patients evaluating ALG-097558 as monotherapy or in combination with remdesivir
    Clinical studies evaluating PK in special populations (renal and hepatic impairment subjects; NIAID contract) are on-going
  The NIAID is also sponsoring a drug-drug interaction and relative bioavailability study in healthy volunteers that is expected to start dosing in the second quarter of 2025
  The company expects any future development of ALG-097558, including ongoing Phase 2 enabling activities, to be funded by external sources

Financial Results for the Fourth Quarter 2024

Cash, cash equivalents and investments totaled $56.9 million as of December 31, 2024, compared with $135.7 million as of December 31, 2023. Inclusive of the private placement, which was completed on February 13, 2025, our cash, cash equivalents and investments will provide sufficient funding of planned operations into the second half of 2026.

Net loss for the three months ended December 31, 2024 was $82.2 million or basic and diluted net loss per common share of $(13.08), compared to net loss of $27.9 million or basic and diluted net loss per common share of $(5.50) for the three months ended December 31, 2023.

Net loss for the year ended December 31, 2024 was $131.2 million or basic and diluted net loss per common share of $(20.94), compared to net loss of $87.7 million or basic and diluted net loss per common share of $(34.20) for the year ended December 31, 2023.

Research and development (R&D) expenses for the three months ended December 31, 2024 were $16.0 million, compared with $22.3 million for the same period of 2023. The decrease was primarily due to a decrease in third party expenses for the clinical trials. Total R&D stock-based compensation expense incurred for the three months ended December 31, 2024 was $1.0 million, compared with $1.5 million for the same period of 2023.

R&D expenses for the year ended December 31, 2024 were $70.3 million, compared with $73.0 million for the same period of 2023. Total R&D employee-related costs reduced by $4.2 million which was partially offset by increases in third-party expenses mainly related to increases in our ongoing clinical trial activities.

General and administrative (G&A) expenses for the three months ended December 31, 2024 were $5.2 million, compared with $6.4 million for the same period of 2023. The decrease in G&A expenses for this comparative period is primarily due to a decrease in third party expenses including legal expenses. Total G&A stock-based compensation expense incurred for the three months ended December 31, 2024 was $0.7 million, compared with $1.1 million for the same period of 2023.

G&A expenses for the year ended December 31, 2024 were $22.8 million, compared with $30.6 million for the same period of 2023. The decrease in G&A expenses for this comparative period is primarily due to a decrease in third party expenses including legal expenses. Total G&A employee-related costs reduced by $3.0 million in 2024 when compared to the same period in 2023.

Interest and other income, net, for the three months ended December 31, 2024 was loss of $0.8 million compared with income of $0.2 million for the same period of 2023.

Interest and other income, net, for the year ended December 31, 2024 was income of $4.4 million compared with income of $3.4 million for the same period of 2023.

Change in fair value of common warrants for the three months ended December 31, 2024 was a loss of $60.8 million compared with a loss of $2.2 million for the same period of 2023.

Change in fair value of common warrants for the year ended December 31, 2024 was a loss of $46.1 million compared with a loss of $2.2 million for the same period of 2023.

About Aligos

Aligos Therapeutics, Inc. (NASDAQ: ALGS) is a clinical stage biotechnology company founded with the mission to improve patient outcomes by developing best-in-class therapies for the treatment of liver and viral diseases. Aligos applies its science driven approach and deep R&D expertise to advance its purpose-built pipeline of therapeutics for high unmet medical needs such as chronic hepatitis B virus infection, metabolic dysfunction-associated steatohepatitis (MASH), and coronaviruses.

For more information, please visit www.aligos.com or follow us on LinkedIn or X.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation, statements with respect to Aligos being positioned for success; the expectation that a Phase 2 clinical study for ALG-000184 will begin in mid-2025; the potential of CAM-E and ALG-000184; the continuation of dosing in the ongoing Phase 1 study for ALG-000184 with subjects planning to dose for up to 96 weeks and the planned presentation at upcoming scientific conferences; the expectation of continued development and out-licensing for ALG-05509 and future development of ALG-097558; and the company’s continued belief its cash, cash equivalents and investments provide sufficient funding of fund planned operations through the second half of 2026. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward looking statements are subject to substantial risks and uncertainties that could cause our development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties inherent in the drug development process, including Aligos’ clinical-stage of development, the process of designing and conducting clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, Aligos’ ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of Aligos’ capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the impact of global events and other macroeconomic conditions on Aligos’ business. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Aligos in general, see Aligos’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2024 and Aligos’ Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on March 10, 2025 and its future periodic reports to be filed or submitted with the Securities and Exchange Commission. Except as required by law, Aligos undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

	Aligos Therapeutics, Inc
	Condensed Consolidated Statements of Operations
	(In thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)(1)

Revenue from Collaborations	23	2,009	334	9,338
Revenue from Customers	606	672	3,611	6,191
Operating Expenses:
Research and development	16,031	22,257	70,269	73,040
General and administrative	5,161	6,421	22,830	30,616
Total operating expenses	21,192	28,678	93,099	103,656

Loss from operations	(20,563)	(25,997)	(89,154)	(88,127)

Interest and other income (loss), net	(788)	244	4,406	3,412
Change in fair value of common warrants	(60,772)	(2,169)	(46,132)	(2,169)
Loss before income tax provision	(82,123)	(27,922)	(130,880)	(86,884)

Income tax provision	(27)	30	(331)	(795)
Net loss	(82,150)	(27,892)	(131,211)	(87,679)
Basic and diluted net loss per common share	$(13.08)	$(5.50)	$(20.94)	$(34.20)
Weighted-average shares common stock, basic and diluted	6,282,056	5,069,035	6,264,612	2,563,470

Aligos Therapeutics, Inc. Condensed Consolidated Balance Sheets (In thousands)
	December 31, 2024	December 31, 2023
	(Unaudited)	(audited) (1)
Assets
Current assets:
Cash and cash equivalents	$36,997	$135,704
Short-term investments	19,942	-
Prepaid expenses and other current assets	5,202	5,380
Total current assets	62,141	141,084
Other assets	7,953	10,443
Total assets	$70,094	$151,527

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities	$21,737	$23,906
Other liabilities, noncurrent	77,330	35,541
Total liabilities	99,067	59,447
Total stockholders’ (deficit) equity	(28,973)	92,080
Total liabilities and stockholders’ (deficit) equity	$70,094	$151,527

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(1) The condensed, consolidated statement of operations for the year ended December 31, 2023, and balance sheet as of December 31, 2023 has been derived from the audited consolidated financial statements at that date included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Investor Contact
Jordyn Tarazi
Vice President, Investor Relations & Corporate Communications
+1 (650) 910-0427
jtarazi@aligos.com